NASDAQ® THE NASDAQ STOCK MARKET
9600 BLACKWELL ROAD
ROCKVILLE, MD 20850

By Electronic Delivery to: slu@sheppardmullin.com

April 19, 2007

Su Lian Lu, Esq.
Sheppard, Mullin, Richter & Hampton, LLP
333 South Hope Street, 48th Floor
Los Angeles, CA 90071-1448

Re: Peerless Systems Corporation (the "Company")
Nasdaq Symbol: PRLS

Dear Ms. Lu:

On December 27, 2006, Staff notified the Company that it did not comply with the audit committee requirement for continued listing on The Nasdaq Capital Market set forth in Marketplace Rule 4350(d)(2) (the "Rule"). Based on the information regarding the appointment of Bill Patton to the Company's audit committee, as detailed in your email dated April 19, 2007, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Matthew Page, Listing Analyst, at 301-978-8083.

Sincerely,

Randy Genau
Associate Director
Nasdaq Listing Qualifications